Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Olivia Snyder, Manager, Investor Relations
(617) 219-1489

Industrial Logistics Properties Trust Announces Third Quarter 2019 Results
Third Quarter Net Income of $0.17 Per Share
Third Quarter Normalized FFO of $0.44 Per Share

Newton, MA (October 29, 2019): Industrial Logistics Properties Trust (Nasdaq: ILPT) today announced financial results for the quarter and nine months ended September 30, 2019.

John Murray, President and Chief Executive Officer of ILPT, made the following statement:

“On the surface this was a relatively quiet quarter for ILPT; however, we have made significant progress towards a joint venture with a select portfolio of our mainland assets.  The recently completed $350 million of 10 year, interest only, 3.33% fixed annual rate debt financing secured by 11 of our mainland industrial properties is expected to be part of the potential joint venture that we currently expect we may enter into in the fourth quarter of this year.  We expect that, if completed, this joint venture will be an important step in allowing ILPT to reduce leverage levels.  We believe this financing and the potential joint venture once again demonstrate the value and quality of our portfolio and the private market’s confidence in our ability to execute our business plan.”

Results for the Quarter Ended September 30, 2019:

Net income for the quarter ended September 30, 2019 was $10.9 million, or $0.17 per share, compared to $18.1 million, for the same quarter last year. Normalized funds from operations, or Normalized FFO, for the quarter ended September 30, 2019 were $28.5 million, or $0.44 per share, compared to $25.3 million for the same quarter last year.

Reconciliations of net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and to Normalized FFO for the quarters ended September 30, 2019 and 2018 appear later in this press release.

Results for the Nine Months Ended September 30, 2019:

Net income for the nine months ended September 30, 2019 was $40.8 million, or $0.63 per share, compared to $56.1 million, for the same period last year. Normalized FFO for the nine months ended September 30, 2019 were $84.7 million, or $1.30 per share, compared to $77.0 million for the same period last year.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

For the period from January 1, 2018 to January 17, 2018, the date of ILPT’s initial public offering, or the IPO, ILPT’s historical results of operations have been derived from ILPT’s former parent, Select Income REIT, or SIR, a former publicly traded real estate investment trust, or REIT, that merged with and into a wholly owned subsidiary of Office Properties Income Trust (Nasdaq: OPI) on December 31, 2018.

Reconciliations of net income determined in accordance with GAAP to FFO and to Normalized FFO for the nine months ended September 30, 2019 and 2018 appear later in this press release.

Leasing, Occupancy and Same Property Results:

During the quarter ended September 30, 2019, ILPT entered new leases and lease renewals for approximately 99,000 square feet, which resulted in weighted average (by square feet) rental rates that were approximately 13.4% higher than prior rental rates for the same space, with a weighted average (by square feet) lease term of 16.1 years. There were no rent resets during the quarter ended September 30, 2019. Commitments for leasing capital and concessions for new and renewal leases entered during the quarter ended September 30, 2019 totaled approximately $708,000, or approximately $0.44 per square foot per lease year.

As of September 30, 2019, 99.5% of ILPT’s total rentable square feet was leased, compared to 99.3% as of both June 30, 2019 and September 30, 2018. Occupancy for properties owned continuously since July 1, 2018, or on a same property basis, was 99.3% at both September 30, 2019 and September 30, 2018. Same property cash basis net operating income, or Cash Basis NOI, increased 2.4% for the quarter ended September 30, 2019 compared to the quarter ended September 30, 2018, primarily as a result of contractual rent increases and leasing activity at certain properties since July 1, 2018.

Reconciliations of net income determined in accordance with GAAP to net operating income, or NOI, and Cash Basis NOI, and a reconciliation of NOI to same property NOI and calculation of same property Cash Basis NOI, for the quarters ended September 30, 2019 and 2018, appear later in this press release.

Recent Investment Activities:

In August 2019, ILPT acquired two multi-tenant properties located in the Columbus, Ohio market area with an aggregate of 392,016 rentable square feet for a purchase price of $32.1 million, excluding acquisition related costs. These properties are 100% leased to four tenants and have a remaining weighted average (by rental revenues) lease term of approximately four years.

Recent Financing Activities:

In October 2019, ILPT obtained a $350.0 million mortgage loan secured by 11 of its U.S. mainland properties containing an aggregate of approximately 8.0 million rentable square feet located in eight states. This non-amortizing loan matures in November 2029 and requires monthly payments of interest at a fixed rate of 3.33% per annum. ILPT used the proceeds from this loan to reduce outstanding borrowings under its $750.0 million unsecured revolving credit facility.

Conference Call:

At 10:00 a.m. Eastern Time this morning, President and Chief Executive Officer, John Murray, Chief Financial Officer and Treasurer, Richard Siedel, and Vice President, Yael Duffy, will host a conference call to discuss ILPT’s third quarter 2019 financial results.

The conference call telephone number is (877) 418-4826. Participants calling from outside the United States and Canada should dial (412) 902-6758. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Tuesday, November 5, 2019. To access the replay, dial (412) 317-0088. The replay pass code is 10134920.

A live audio webcast of the conference call will also be available in a listen-only mode on ILPT’s website, at www.ilptreit.com. Participants wanting to access the webcast should visit ILPT’s website about five minutes before the call. The archived webcast will be available for replay on ILPT’s website following the call for about one week. The transcription, recording and retransmission in any way of ILPT’s third quarter conference call are strictly prohibited without the prior written consent of ILPT.

Supplemental Data:

A copy of ILPT’s Third Quarter 2019 Supplemental Operating and Financial Data is available for download at ILPT’s website, which is located at www.ilptreit.com. ILPT’s website is not incorporated as part of this press release.

ILPT is a REIT that owns and leases industrial and logistics properties throughout the United States. ILPT is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, MA.

Non-GAAP Financial Measures:

ILPT presents certain “non-GAAP financial measures” within the meaning of applicable rules of the Securities and Exchange Commission, or SEC, including FFO, Normalized FFO, NOI and Cash Basis NOI. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income as indicators of ILPT’s operating performance or as measures of ILPT’s liquidity. These measures should be considered in conjunction with net income as presented in ILPT’s condensed consolidated statements of income. ILPT considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income. ILPT believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of ILPT’s operating performance between periods and with other REITs and, in the case of NOI and Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations at ILPT’s properties.

Please see the pages attached hereto for a more detailed statement of ILPT’s operating results and financial condition and for an explanation of ILPT’s calculation of NOI, Cash Basis NOI, same property NOI, same property Cash Basis NOI, FFO and Normalized FFO and a reconciliation of those amounts to amounts determined in accordance with GAAP.

Industrial Logistics Properties Trust

Condensed Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Rental income	$60,958	$40,431	$167,035	$120,456

Expenses:
Real estate taxes	8,586	4,942	21,646	14,109
Other operating expenses	4,821	3,281	12,405	9,650
Depreciation and amortization	17,568	7,152	43,888	20,915
General and administrative	4,475	2,924	13,131	8,386
Total expenses	35,450	18,299	91,070	53,060

Interest income	81	71	580	134
Interest expense (including net amortization of debt issuance costs and premiums of $524, $309, $1,421 and $931, respectively)	(14,687)	(4,052)	(36,207)	(11,406)
Income before income tax expense and equity in earnings of an investee	10,902	18,151	40,338	56,124
Income tax expense	(63)	(9)	(131)	(24)
Equity in earnings of an investee	83	—	617	—
Net income	$10,922	$18,142	$40,824	$56,100

Weighted average common shares outstanding - basic	65,055	65,022	65,042	63,839
Weighted average common shares outstanding - diluted	65,060	65,022	65,048	63,839

Net income per common share - basic and diluted	$0.17	$0.28	$0.63	$0.88

Industrial Logistics Properties Trust

Funds from Operations and Normalized Funds from Operations (1)

(amounts in thousands, except per share data)

(unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2019	2018	2019	2018

Net income		$10,922	$18,142	$40,824	$56,100
Plus:	depreciation and amortization	17,568	7,152	43,888	20,915
FFO and Normalized FFO		$28,490	$25,294	$84,712	$77,015

Weighted average common shares outstanding - basic		65,055	65,022	65,042	63,839
Weighted average common shares outstanding - diluted		65,060	65,022	65,048	63,839

FFO and Normalized FFO per common share - basic and diluted		$0.44	$0.39	$1.30	$1.21
Distributions declared per common share		$0.33	$0.33	$0.99	$0.60

(1)      ILPT calculates FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to ILPT. In calculating Normalized FFO, ILPT adjusts for the items shown above, if any, and includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of ILPT’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO and Normalized FFO are among the factors considered by ILPT’s Board of Trustees when determining the amount of distributions to ILPT’s shareholders. Other factors include, but are not limited to, requirements to maintain ILPT’s qualification for taxation as a REIT, limitations in ILPT’s credit agreement, the availability to ILPT of debt and equity capital, ILPT’s distribution rate as a percentage of the trading price of its common shares, or dividend yield, and to the dividend yields of other industrial REITs, ILPT’s expectation of its future capital requirements and operating performance and ILPT’s expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than ILPT does.

Industrial Logistics Properties Trust

Calculation and Reconciliation of Property Net Operating Income and Cash Basis Net Operating Income (1)

(dollars in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Calculation of NOI and Cash Basis NOI:
Rental income	$60,958	$40,431	$167,035	$120,456
Real estate taxes	(8,586)	(4,942)	(21,646)	(14,109)
Other operating expenses	(4,821)	(3,281)	(12,405)	(9,650)
NOI	47,551	32,208	132,984	96,697
Non-cash straight line rent adjustments included in rental income (2)	(979)	(1,128)	(3,960)	(3,360)
Lease value amortization included in rental income (2)	(182)	(92)	(1,002)	(295)
Cash Basis NOI	$46,390	$30,988	$128,022	$93,042

Reconciliation of Net Income to NOI and Cash Basis NOI:
Net income	$10,922	$18,142	$40,824	$56,100
Equity in earnings of an investee	(83)	—	(617)	—
Income tax expense	63	9	131	24
Income before income tax expense and equity in earnings of an investee	10,902	18,151	40,338	56,124
Interest expense	14,687	4,052	36,207	11,406
Interest income	(81)	(71)	(580)	(134)
General and administrative	4,475	2,924	13,131	8,386
Depreciation and amortization	17,568	7,152	43,888	20,915
NOI	47,551	32,208	132,984	96,697
Non-cash straight line rent adjustments included in rental income (2)	(979)	(1,128)	(3,960)	(3,360)
Lease value amortization included in rental income (2)	(182)	(92)	(1,002)	(295)
Cash Basis NOI	$46,390	$30,988	$128,022	$93,042

(1)
The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to ILPT’s property level results of operations. ILPT calculates NOI and Cash Basis NOI as shown above. ILPT defines NOI as income from its rental of real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that ILPT records as depreciation and amortization expense. ILPT defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization and lease termination fees, if any. ILPT uses NOI and Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than ILPT does.

(2)   ILPT reports rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

Industrial Logistics Properties Trust

Reconciliation of Net Operating Income to Same Property Net Operating Income and Calculation of Same
1
Property Cash Basis Net Operating Income (1)

(dollars in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation of NOI to Same Property NOI (2)(3):
Rental income	$60,958	$40,431	$167,035	$120,456
Real estate taxes	(8,586)	(4,942)	(21,646)	(14,109)
Other operating expenses	(4,821)	(3,281)	(12,405)	(9,650)
NOI	47,551	32,208	132,984	96,697
Less:
NOI of properties not included in same property results	(15,569)	(28)	(34,785)	(603)
Same property NOI	$31,982	$32,180	$98,199	$96,094

Calculation of Same Property Cash Basis NOI (2)(3):
Same property NOI	$31,982	$32,180	$98,199	$96,094
Less:
Non-cash straight line rent adjustments included in rental income (4)	(170)	(1,125)	(1,854)	(3,281)
Lease value amortization included in rental income (4)	(102)	(93)	(849)	(295)
Same property Cash Basis NOI	$31,710	$30,962	$95,496	$92,518

(1)
See footnote (1) on page 6 of this press release for the definitions of NOI and Cash Basis NOI and page 3 for a description of why ILPT believes they are appropriate supplemental measures and a description of how ILPT uses these measures.

(2)
For the three months ended September 30, 2019 and 2018, same property NOI and same property Cash Basis NOI are based on properties that ILPT owned as of September 30, 2019 and that it owned continuously since July 1, 2018.

(3)
For the nine months ended September 30, 2019 and 2018, same property NOI and same property Cash Basis NOI are based on properties that ILPT owned as of September 30, 2019 and that it owned (including for the period SIR owned ILPT’s properties prior to the IPO) continuously since January 1, 2018.

(4)
ILPT reports rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

Industrial Logistics Properties Trust

Condensed Consolidated Balance Sheets

(dollars in thousands, except per share data)

(unaudited)

	September 30,	December 31,
	2019	2018
ASSETS
Real estate properties:
Land	$747,814	$670,501
Buildings and improvements	1,580,689	791,895
	2,328,503	1,462,396
Accumulated depreciation	(120,452)	(93,291)
	2,208,051	1,369,105
Acquired real estate leases, net	145,555	75,803
Cash and cash equivalents	23,336	9,608
Rents receivable, including straight line rents of $57,951 and $54,916, respectively	60,896	56,940
Deferred leasing costs, net	6,215	6,157
Debt issuance costs, net	3,323	4,430
Due from related persons	532	1,390
Other assets, net	19,749	11,178
Total assets	$2,467,657	$1,534,611

LIABILITIES AND SHAREHOLDERS' EQUITY
Revolving credit facility	$650,000	$413,000
Mortgage notes payable, net	749,640	49,195
Assumed real estate lease obligations, net	18,087	18,316
Accounts payable and other liabilities	22,904	12,040
Rents collected in advance	12,110	6,004
Security deposits	6,818	6,130
Due to related persons	2,650	1,653
Total liabilities	1,462,209	506,338

Commitments and contingencies

Shareholders' equity:
Common shares of beneficial interest, $.01 par value: 100,000,000 shares authorized; 65,181,913 and 65,074,791 shares issued and outstanding, respectively	652	651
Additional paid in capital	999,134	998,447
Cumulative net income	130,481	89,657
Cumulative other comprehensive income	91	—
Cumulative common distributions	(124,910)	(60,482)
Total shareholders' equity	1,005,448	1,028,273
Total liabilities and shareholders' equity	$2,467,657	$1,534,611

Warning Concerning Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever ILPT uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, ILPT is making forward-looking statements. These forward-looking statements are based upon ILPT’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by ILPT’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond ILPT’s control. For example:

•
Mr. Murray’s statements in this press release that ILPT made significant progress towards a joint venture may imply that ILPT will enter into such a joint venture for the properties currently contemplated. However, the joint venture is subject to further negotiation and definitive documentation and ILPT may not successfully enter into the joint venture or may do so with different properties or with substantially different terms and conditions. Further, even if ILPT is successful in completing the contemplated joint venture, such joint venture may not allow ILPT to reduce leverage levels as anticipated and ILPT may not be able to successfully execute its business plan.

The information contained in ILPT’s filings with the SEC, including under “Risk Factors” in ILPT’s periodic reports, or incorporated therein, identifies important factors that could cause ILPT’s actual results to differ materially from those stated in or implied by ILPT’s forward-looking statements. ILPT’s filings with the SEC are available on the SEC’s website at www.sec.gov.
You should not place undue reliance upon forward-looking statements.
Except as required by law, ILPT does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

(END)